The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to completion, Pricing Supplement dated February 24, 2005

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 35 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                  Dated            , 2005
                                                                  Rule 424(b)(3)
                                    $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                            Senior Fixed Rate Notes

                             PLUS due June 30, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
       Based on the Value of Common Stock of Two Pharmaceutical Companies
                   Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the value of a basket of shares of common stock of two pharmaceutical companies, which we refer to as the basket stocks, as determined over a three trading day period prior to the maturity of the PLUS.
o    The basket stocks are the common stocks of Merck & Co., Inc. and Pfizer
     Inc.
o    The principal amount and issue price of each PLUS is $10.
o    We will not pay interest on the PLUS.
o At maturity, if the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the value of the basket, subject to a maximum total payment at maturity, which is expected to be $11.50 to $11.80, or 115% to 118% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the basket performance factor, which will be less than or equal to 1.0.
     o The percent increase in the value of the basket will be equal to (i) the final average basket value minus the initial basket value divided by (ii) the initial basket value.
     o The basket performance factor will be equal to (i) the final average basket value divided by (ii) the initial basket value.
     o At the initial offering of the PLUS, the basket is equally weighted and the initial basket value is $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio, as set forth in this pricing supplement, based on the initial weight and closing price of each basket stock on the day we price the PLUS for initial sale to the public. The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock.
     o The final average basket value will equal the arithmetic average of basket values on three consecutive trading days commencing June 26, 2006, which we refer to as the basket valuation dates.
     o The basket value on any date equals the sum of the products of the closing price and the exchange ratio of each basket stock on that date.
o Investing in the PLUS is not equivalent to investing in the basket or its component stocks.
o The issuers of the basket stocks are not involved in this offering of PLUS in any way and will have no obligation of any kind with respect to the PLUS.
o We will apply to list the PLUS to trade under the proposed symbol "DRP" on the American Stock Exchange LLC, but it is not possible to predict whether the application will be approved or, if approved, whether the application will be approved prior to the date on which we price the PLUS for initial sale to the public.
o    The CUSIP number for the PLUS is 61746Y635.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                               ------------------
                               PRICE $10 PER PLUS
                               ------------------

                                          Price to     Agent's      Proceeds to
                                           Public   Commissions(1)    Company
                                          --------  --------------  -----------
Per PLUS...........................          $            $              $
Total..............................          $            $              $

(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution".

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissno de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of a basket of shares of common stock of two pharmaceutical companies.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10           We, Morgan Stanley, are offering Performance
                              Leveraged Upside Securities(SM) due June 30, 2006,
                              Mandatorily Exchangeable for an Amount Payable in
                              U.S. Dollars Based on the Value of Common Stock of
                              Two Pharmaceutical Companies, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10, which is equal to the value of the basket of shares on the day we price the PLUS for initial sale to the public.

                              We refer to the common stock of the following two companies as the basket stocks: Merck & Co., Inc. and Pfizer Inc.

                              The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the arithmetic average of the basket values on three basket valuation dates, which we refer to as the final average basket value, is less than the initial value of the basket, which we refer to as the initial basket value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket.

The initial basket            At the initial offering of the PLUS, the basket is
value equals $10              equally weighted, and the initial basket value is
                              $10. The fractional amount of each basket stock included in the basket is set at an exchange ratio calculated so that each basket stock represents
                              $5.00 of the initial basket value, based on the closing prices of the basket stocks on the day we price the PLUS for initial sale to the public. The exchange ratio for any basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See "Basket stocks" below.

Payment at maturity           At maturity, you will receive for each $10
                              principal amount of PLUS that you hold an amount in cash based upon the final average basket value, determined as follows:

                              o If the final average basket value is greater than the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                  $10 + leveraged upside payment,

                                 subject to a maximum total payment at maturity of $11.50 to $11.80, or 115% to 118% of the issue price,

                                 where,

   leveraged upside payment = ($10 x 300% x basket percent increase)

                                 and

                               final average basket value - initial basket value
   basket percent = increase = -------------------------------------------------
                                            initial basket value




                              o If the final average basket value is less than or equal to the initial basket value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                   $10 x basket performance factor

                                 where,

                                                      final average basket value
                          basket performance factor = --------------------------
                                                         initial basket value

                                 Because the basket performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                              On PS-, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a range of hypothetical percentage changes in the basket. The graph does not show every situation that may occur.

                              You can review the historical prices of each basket stock and a graph of historical basket values based on illustrative exchange ratios determined as of February 23, 2005 in the section of this pricing supplement called "Description of PLUS--Historical Information."

                              The final average basket value will be based on the basket values on three basket valuation dates. The scheduled basket valuation dates are June 26, 2006, June 27, 2006 and June 28, 2006. If,
                              however, a market disruption event occurs on any scheduled basket valuation date with respect to any basket stock or a scheduled basket valuation date is not otherwise a trading day, that date will not be used as a basket valuation date and the basket valuation dates will be the first three trading days on or after June 26, 2006 during which no market disruption event occurs. If, due to a market disruption event or otherwise, any basket valuation date occurs on or after June 29, 2006, the maturity date will be postponed until the second trading day following the final basket valuation date as postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in the basket or any of its component stocks.

Your return on the PLUS is    The return investors realize on the PLUS is
limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              expected to be $11.50 to $11.80, or 115% to 118%
                              of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. Because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 105% to 106% of the initial basket value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Basket stocks                 The basket is composed of the common stocks of two
                              pharmaceutical companies: Merck & Co., Inc. and
                              Pfizer Inc. The following table sets forth the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the percentage of the initial basket value represented by the shares of each basket stock contained in the basket, the exchange ratio for each basket stock, the initial price of each basket stock used to calculate its exchange ratio and the value of the fractional share of each basket stock contained in the basket:

                                      Percentage             Initial    Initial
                                      of Initial            Price of   Value per
    Issuer of      Ticker               Basket    Exchange   Basket     Basket
  Basket Stock     Symbol  Exchange     Value       Ratio     Stock      Stock
-----------------  ------  --------  -----------  --------  ---------  ---------
Merck & Co., Inc.   MRK      NYSE         50%                            $5.00
Pfizer Inc.         PTE      NYSE         50%                            $5.00

                              The exchange ratio for each basket stock will be a fraction of a share calculated so that each basket stock represents $5.00, or one-half, of the $10 initial basket value based on the closing prices of the basket stocks on the day we price the PLUS for initial sale to the public.

                              The exchange ratio for each basket stock will remain constant for the term of the PLUS unless adjusted for certain corporate events relating to the issuer of that basket stock. See the section of this pricing supplement called "Description of PLUS--Adjustments to the Exchange Ratios."

The PLUS may become           Following certain corporate events relating to a
based on the value of the     basket stock, such as a stock-for-stock merger
common stock of               where the basket stock is not the surviving
companies other than          entity, you will receive at maturity the common
Merck & Co., Inc. and         stock of a successor corporation to the issuer of
Pfizer Inc.                   the basket stock. Following certain other
                              corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, you will receive at maturity the common stock of three companies in the same industry group as Merck & Co., Inc. and Pfizer Inc. in lieu of, or in addition to, such basket stock, as applicable. In the event of such a corporate event, the equity-linked nature of the PLUS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                              PLUS--Adjustments to the Exchange Ratios." You should read this section in order to understand these and other adjustments that may be made to your PLUS.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated or its successors, which we refer
                              to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A. (formerly known as
                              JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will calculate the basket value on each basket valuation date, the final average basket value, the percentage change in the basket and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events affecting issuer stock, the appropriate underlying security or securities to which the performance of the PLUS will be linked in the event of certain reorganization events and whether a market disruption event has occurred.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series F medium-term note program. You can find a
                              general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS"
                              section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final average basket values. The PLUS Zone illustrates the leveraging effect of the payment of the leveraged upside payment taking into account the maximum payment at maturity. The graph is based on the following terms:

     o    Issue Price per PLUS: $10.00

     o    Initial Basket Value: $10.00

     o    Leverage Percentage: 300%

     and on the following hypothetical term:

     o    Maximum Payment at Maturity: $11.65 (116.5% of the Issue Price)

     Where the final average basket value is greater than the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 plus the leveraged upside payment, subject to the maximum payment at maturity. Where the final average basket value is less than or equal to the initial basket value, the payouts on the PLUS at maturity reflected in the graph below are equal to $10 multiplied by the basket performance factor.

     Because you will not receive more than the maximum payment at maturity, in the hypothetical example below you will realize the maximum leveraged upside payment at a final average basket value of 105.5% of the initial basket value, or approximately $10.55. In addition, in the hypothetical example below, you will not share in the performance of the basket at final average basket values above 116.5% of the initial basket value, or $11.65.


                                [GRAPH OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.


PLUS do not pay interest or     The terms of the PLUS differ from those of
guarantee return of principal   ordinary debt securities in that we will not pay
                                you interest on the PLUS or guarantee to pay you the principal amount of the PLUS at maturity.
                                Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the final average basket value. If the final average basket value is greater than the initial basket value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum total payment at maturity, which is expected to be $11.50 to $11.80, or 115% to 118%
                                of the issue price. If the final average basket value is less than the initial basket value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the value of the basket. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Your appreciation               The appreciation potential of the PLUS is
potential is limited            limited by the maximum payment at maturity of
                                $11.50 to $11.80, or 115% to 118% of the issue
                                price. As a result, you will not share in any appreciation of the basket above 115% to 118% of the value of the basket on the day we price the PLUS for initial sale to the public. In addition, because you will not receive more than the maximum payment at maturity, the effect of the leveraged upside payment will be reduced as the final average basket value exceeds 105% to 106% of the initial basket value. See
                                "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Secondary trading               There may be little or no secondary market for
may be limited                  the PLUS. Although we will apply to list the
                                PLUS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so. If at any time MS & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your PLUS would likely be lower than if an active market existed.

Market price of the             Several factors, many of which are beyond our
PLUS may be influenced          control, will influence the value of the PLUS in
by many unpredictable           the secondary market and the price at which
factors                         MS&Co. may be willing to purchase or sell the
                                PLUS in the secondary market, including:


                                   o the market price and relative performance of each of the basket stocks at any time and, in particular, on the specified basked valuation dates;

                                   o the volatility (frequency and magnitude of changes in price) of each of the basket stocks;

                                   o  interest and yield rates in the market;

                                   o  the dividend rate on each of the basket
                                      stocks, if any;

                                   o  geopolitical conditions and economic,
                                      financial, political, regulatory or
                                      judicial events that affect the basket
                                      stocks or stock markets generally and
                                      which may affect the final average basket value;

                                   o  the time remaining until the PLUS mature;

                                   o  our creditworthiness; and

                                   o the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its exchange ratio or to the basket.

                                Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the issue price if the basket value is at or below the initial basket value.

The inclusion of commission     Assuming no change in market conditions or any
and projected profit from       other relevant factors, the price, if any, at
hedging in the original issue   which MS & Co. is willing to purchase PLUS in
price is likely to adversely    secondary market transactions will likely be
affect secondary market         lower than the original issue price, since the
prices                          original issue price included, and secondary
                                market prices are likely to exclude, commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one     Price movements in the basket stocks may not
or both of the basket stocks    correlate with each other. At a time when the
may offset each other           value of one basket stock increases, the value
                                of the other basket stock may not increase as much or may even decline in value. Therefore, in calculating the basket value on a basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of the other basket stock. You can review the historical prices of each of the basket stocks, as well as a graph of historical basket values, for each calendar quarter in the period from January 1, 2002 through February 23, 2005 in the sections of this pricing supplement called
                                "Description of PLUS--Historical Information."
                                You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance. In addition, there can be no assurance that the final average basket value will be higher than $10 so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the value of the basket will not increase beyond 115% to 118% of the initial basket value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the basket at basket values above 115% to 118% of the initial basket value.

There are risks associated      The performance of the PLUS is dependent upon
with a sector investment        the performance of two issuers in a particular
                                sector of the economy--namely, the
                                pharmaceutical industry. Consequently, the value of the PLUS may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

Basket stock prices are         The trading prices of common stocks of companies
volatile                        in the pharmaceutical industry can be volatile.
                                Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the basket valuation dates and the overall performance of the basket stocks over the term of the PLUS.

The basket stocks are not       The performance of the basket may not correlate
necessarily representative of   with the performance of the entire industry. The
the pharmaceutical industry     basket may decline in value even if the industry
                                as a whole rises in value. Furthermore, one or both of the issuers of the basket stocks may engage in new lines of business or cease to be involved in the pharmaceutical industry. Subject to antidilution adjustments for specific corporate events relating to a particular issuer, the basket is a static basket, and the basket stocks will not vary even if one or both of the issuers are no longer involved in the pharmaceutical industry.

Morgan Stanley is not           We are not affiliated with any of the issuers of
affiliated with the issuers of  the basket stocks and the issuers of the basket
the basket stocks               stocks are not involved with this offering in
                                any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket stocks.
                                The issuers of the basket stocks have no obligation to consider your interests as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS. None of the money you pay for the PLUS will go to the issuers of the basket stocks.

Morgan Stanley may engage       We or our affiliates may presently or from time
in business with or involving   to time engage in business with one or both of
one or both of the issuers of   the issuers of the basket stocks without regard
the basket stocks without       to your interests, including extending loans to,
regard to your interests        or making equity investments in, one or more of
                                the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no shareholder         Investing in the PLUS is not equivalent to
rights                          investing in the basket stocks. As an investor
                                in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

The PLUS may become             Following certain corporate events relating to a
based on the value of the       basket stock, such as a merger event where
common stock of companies       holders of the basket stock would receive all or
other than Merck & Co., Inc.    a substantial portion of their consideration in
and Pfizer Inc.                 cash or a significant cash dividend or
                                distribution of property with respect to such basket stock, the stock prices used to calculate your return on the PLUS will be based on the common stock of three companies in the same industry group as Merck & Co., Inc. and Pfizer
                                Inc. in lieu of, or in addition to, such basket stock. Following certain other corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the PLUS may be based on the common stock of a successor corporation to the issuer.
                                We describe the
                                specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of PLUS--Antidilution Adjustments." The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the PLUS.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        exchange ratio for a basket stock for certain
required to make do not         events affecting the basket stock, such as stock
cover every corporate event     splits and stock dividends, and certain other
that can affect the basket      corporate actions involving the issuer of the
stocks                          basket stock, such as mergers. However, the
                                calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the PLUS.

The economic interests of the   The economic interests of the calculation agent
calculation agent and other of  and other of our affiliates are potentially our affiliates are potentially  adverse to your interests as an investor in the
adverse to your interests       PLUS.

                                As calculation agent, MS & Co. will calculate the final average basket value and determine what adjustments should be made, if any, to the exchange ratio for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred. Determinations made by MS&Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and "--Adjustments to the Exchange Ratios."

Hedging and trading activity    MS & Co. and other affiliates of ours will carry
by the calculation agent and    out hedging activities related to the PLUS,
its affiliates could            including trading in the basket stocks as well
potentially affect the value    as in other instruments related to the basket
of the PLUS                     stocks or the pharmaceutical industry. MS & Co.
                                and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the prices of the basket stocks and, therefore, the prices at which the basket stocks, on average, must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the valuation period at maturity of the PLUS could potentially affect the value of the basket stocks on the basket valuation dates and, therefore, the amount of cash you will receive at maturity.

Because the characterization    You should also consider the U.S. federal income
of the PLUS for U.S. federal    tax consequences of investing in the PLUS. There
income tax purposes is          is no direct legal authority as to the proper
uncertain, the material U.S.    tax treatment of the PLUS, and consequently our
federal income tax              special tax counsel is unable to render an
consequences of an              opinion as to their proper characterization for
investment in the PLUS are      U.S. federal income tax purposes. Significant
uncertain                       aspects of the tax treatment of the PLUS are
                                uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called
                                "Description of PLUS--United States Federal
                                Income Taxation--General." If the Internal
                                Revenue Service (the "IRS") were successful in asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United
                                States Federal Income Taxation."

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                               DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due June 30, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of Common Stock of Two Pharmaceutical Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount.........  $

Original Issue Date (Settlement
Date)                                          , 2005

Maturity Date......................  June 30, 2006, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event on any Basket Valuation Date.

                                     If, due to a Market Disruption Event with respect to a Basket Stock or otherwise, any Basket Valuation Date occurs on or after June 29, 2006, the Maturity Date will be the second scheduled Trading Day following the final Basket Valuation Date as postponed. See "--Basket Valuation Dates" below.

Issue Price........................  $10 per PLUS

Denominations......................  $10 and integral multiples thereof

CUSIP Number.......................  61746Y635

Interest Rate......................  None

Specified Currency.................  U.S. dollars

Payment at Maturity................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with respect to the $10 principal amount of each PLUS an amount in cash equal to (i) if the Final Average Basket Value is greater than the Initial Basket Value, the lesser of (a) $10 plus the Leveraged Upside Payment and (b) the Maximum Payment at Maturity or (ii) if the Final Average Basket Value is less than or equal to the Initial Basket Value, $10 times the Basket Performance Factor.

                                     We shall, or shall cause the Calculation
                                     Agent to, (i) provide written notice to the Trustee and to the Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $10 principal amount of each PLUS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the PLUS to the Trustee for delivery to DTC, as holder of the PLUS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book Entry

                                     Note or Certificated Note" below, and see
                                     "The Depositary" in the accompanying
                                     prospectus supplement.

Leveraged Upside Payment ..........  The product of (i) $10 and (ii) 300% and
                                     (iii) the Basket Percent Increase.

Maximum Payment at Maturity........  $11.50 to $11.80. The Maximum Payment at
                                     Maturity will be determined on the day we price the PLUS for initial sale to the public.

Basket Stocks......................  The Basket Stocks are the common stocks of the two issuers set forth in the table
                                     below. The table also indicates the ticker symbol for each Basket Stock, the securities exchange on which each Basket Stock is listed, the percentage of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Exchange Ratio with respect to each Basket Stock, the initial price of each Basket Stock used to calculate its Exchange Ratio and the value of the fractional share of each Basket Stock contained in the Basket.

                                      Percentage             Initial    Initial
                                      of Initial            Price of   Value per
    Issuer of      Ticker               Basket    Exchange   Basket     Basket
  Basket Stock     Symbol  Exchange     Value       Ratio     Stock      Stock
-----------------  ------  --------  -----------  --------  ---------  ---------
Merck & Co., Inc.   MRK      NYSE         50%                            $5.00
Pfizer Inc.         PTE      NYSE         50%                            $5.00

Basket.............................  The Basket is initially composed of the common stock of two pharmaceutical
                                     companies, and consists of a number of
                                     shares of each Basket Stock equal to the Exchange Ratio with respect to such Basket Stock. On the day we price the PLUS for initial sale to the public, the Exchange Ratio for each Basket Stock will be calculated so that the Basket Stock will be equally weighted among the Basket Stocks, based on the Closing Price of each Basket Stock.

Exchange Ratio.....................  The Exchange Ratio for each Basket Stock is set forth in the table under "--Basket
                                     Stocks" above and will remain constant for the term of the PLUS, subject to adjustment for certain corporate and other events relating to the issuer of that Basket Stock and for adjustments relating to the Basket. See "--Adjustments to the Exchange Ratios" below.

Basket Percent Increase............  A fraction, the numerator of which is the
                                     Final Average Basket Value minus the
                                     Initial Basket Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor..........  A fraction, the numerator of which is the
                                     Final Average Basket Value and the
                                     denominator of which is the Initial Basket
                                     Value.

Final Average Basket Value.........  The arithmetic average of the Basket Values on each of the Basket Valuation Dates.

Basket Valuation Dates.............  June 26, 2006, June 27, 2006 and June 28,
                                     2006; provided that if any such date is not a Trading Day or if a Market Disruption

                                     Event occurs on any scheduled Basket
                                     Valuation Date with respect to any Basket
                                     Stock, the Basket Valuation Dates will be the first three Trading Days occurring on or after June 26, 2006 during which no Market Disruption Event shall have occurred with respect to any Basket Stock.

Initial Basket Value...............  $10

Basket Value.......................  The Basket Value on any date equals the sum of the products of the Closing Price and the Exchange Ratio for each Basket Stock, each determined as of such date by the Calculation Agent.

Closing Price......................  The Closing Price for one share of a Basket
                                     Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day (as defined below) means:

                                     o  if a Basket Stock (or any such other
                                        security) is listed or admitted to
                                        trading on a national securities
                                        exchange, the last reported sale price,
                                        regular way, of the principal trading
                                        session on such day on the principal
                                        securities exchange registered under the
                                        Securities Exchange Act of 1934, as
                                        amended (the "Exchange Act"), on which
                                        such Basket Stock (or any such other
                                        security) is listed or admitted to
                                        trading,

                                     o  if a Basket Stock (or any such other
                                        security) is a security of the Nasdaq
                                        National Market (and provided that the
                                        Nasdaq National Market is not then a
                                        national securities exchange), the
                                        Nasdaq official closing price published
                                        by The Nasdaq Stock Market, Inc. on such day, or

                                     o  if a Basket Stock (or any such other
                                        security) is neither listed or admitted
                                        to trading on any national securities
                                        exchange nor a security of the Nasdaq
                                        National Market but is included in the
                                        OTC Bulletin Board Service (the "OTC
                                        Bulletin Board") operated by the
                                        National Association of Securities
                                        Dealers, Inc., the last reported sale
                                        price of the principal trading session
                                        on the OTC Bulletin Board on such day.

                                     If a Basket Stock (or any such other
                                     security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term "OTC Bulletin Board Service" will include any successor service thereto.

Trading Day........................  A day, as determined by the Calculation
                                     Agent, on which trading is generally
                                     conducted on the NYSE, the AMEX, the Nasdaq
                                     National Market, the Chicago Mercantile
                                     Exchange and the Chicago Board of Options
                                     Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated
Note...............................  Book Entry. The PLUS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the PLUS. Your beneficial interest in the PLUS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the PLUS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The Depositary" in the accompanying prospectus supplement and "Form of Securities--Global Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated Note...  Senior

Trustee............................  JPMorgan Chase Bank, N.A. (formerly known as J.P. Morgan Chase Bank)

Agent..............................  MS & Co.

Calculation Agent..................  MS & Co.

                                     All determinations made by the Calculation
                                     Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                     All calculations with respect to the
                                     Payment at Maturity, if any, will be
                                     rounded to the nearest one
                                     hundred-thousandth, with five
                                     one-millionths rounded upward (e.g.,
                                     .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per PLUS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of PLUS will be rounded to the nearest cent, with one-half cent rounded upward.

                                     Because the Calculation Agent is our
                                     subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the PLUS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Average Basket Value, what adjustments should be made, if any, to the Exchange Ratio with respect to a Basket Stock or whether a Market Disruption Event has occurred. See "--Market Disruption Event" and "--Adjustments to the Exchange Ratios" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event............  "Market Disruption Event" means, with respect to any Basket Stock:

                                        (i) the occurrence or existence of a
                                        suspension, absence or material
                                        limitation of trading of such Basket
                                        Stock on the primary market for such
                                        Basket Stock for more than two hours of
                                        trading or during the one-half hour
                                        period preceding the close of the
                                        principal trading session in such
                                        market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                        (ii) a determination by the Calculation
                                        Agent in its sole discretion that any
                                        event described in clause (i) above
                                        materially interfered with our ability
                                        or the ability of any of our affiliates
                                        to unwind or adjust all or a material
                                        portion of the hedge position in such
                                        Basket Stock with respect to the PLUS.

                                     For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market,
                                     (2) a decision to permanently discontinue trading in the relevant futures options contract or exchange traded fund will not constitute a Market Disruption

                                     Event, (3) limitations pursuant to NYSE
                                     Rule 80A (or any applicable rule or
                                     regulation enacted or promulgated by the NYSE, any other United States self-regulatory organization, the
                                     Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and
                                     (5) a suspension, absence or material
                                     limitation of trading on the primary
                                     securities market on which options
                                     contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange..................  Relevant Exchange means the primary exchange or market of trading for any
                                     security (or combination thereof) then
                                     included in the Basket.

Alternate Exchange Calculation
in Case of an Event of Default.....  In case an event of default with respect to the PLUS shall have occurred and be
                                     continuing, the amount declared due and
                                     payable per PLUS upon any acceleration of the PLUS (an "Event of Default Acceleration") shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Value for any Basket Valuation Date scheduled to occur on or after such date of acceleration were the Basket Value on the date of acceleration.

                                     If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the PLUS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Adjustments to the Exchange
Ratios.............................  The Exchange Ratio with respect to a Basket
                                     Stock will be adjusted as follows:

                                     1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                                     2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Exchange Ratio for such Basket Stock will be adjusted so that the new Exchange Ratio for such Basket Stock will equal the prior Exchange Ratio for such Basket Stock plus the product of
                                     (i) the number of shares issued with
                                     respect to one share of such Basket Stock and (ii) the prior Exchange Ratio for such Basket Stock.

                                     3. If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PLUS, then the Exchange Ratio for such Basket Stock will be adjusted to equal the product of the prior Exchange Ratio for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                     4. There will be no adjustments to the
                                     Exchange Ratio for any Basket Stock to
                                     reflect cash dividends or other
                                     distributions paid with respect to the
                                     Basket Stock other than distributions
                                     described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends. "Extraordinary Dividend" means each of (a) the full amount per share of a Basket Stock of any cash dividend or special dividend or distribution that is identified by the issuer of a Basket Stock as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the issuer of a Basket Stock as an extraordinary or special dividend or distribution) distributed per share of a Basket Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Basket Stock that did not include an Extraordinary Dividend (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5% of the Closing Price of such Basket Stock on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in a Basket Stock on the primary organized securities exchange or trading system for such Basket Stock no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such cash dividend or other cash distribution (such Closing Price, the "Base Closing Price") and (c) the full cash value of any non-cash dividend or distribution per share of a Basket Stock (excluding Marketable Securities, as defined in paragraph 5 below). Subject to the following sentence, if any cash dividend or distribution of such other property with respect to a Basket Stock includes an Extraordinary Dividend, the Exchange Ratio with respect to such Basket Stock will be adjusted on the ex-dividend date so that the new Exchange Ratio will equal the product of
                                     (i) the prior Exchange Ratio and (ii) a
                                     fraction, the numerator of which is the
                                     Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend. If an Extraordinary Dividend is at least 35% of the Base Closing Price, then, instead of adjusting the Exchange Ratio as described above, the calculation of the basket value on any basket determination date occurring on or after the ex-dividend date will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below. The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error. A distribution on a Basket Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

                                     5. Any of the following shall constitute a Reorganization Event: (i) a Basket Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a Basket Stock or any Issuer Successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "spinoff stock") or (vi) the issuer of a Basket Stock or any Issuer Successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such

                                     Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock receive any equity security listed on a national securities exchange or traded on the Nasdaq National Market (a "Marketable Security"), other securities or other property, assets or cash (collectively, "Exchange Property"), the Exchange Ratio for such Basket Stock and/or any for any New Stock or Reference Basket Stock (each as defined below) on any Basket Valuation Date following the effective date for such Reorganization Event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

                                        (a) if such Basket Stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the Exchange Ratio in effect on such Basket Valuation Date (taking into account any adjustments for any distributions described under clause
                                        (c)(i) below); and

                                        (b) for each Marketable Security
                                        received in such Reorganization Event
                                        (each a "New Stock"), including the
                                        issuance of any tracking stock or
                                        spinoff stock or the receipt of any
                                        stock received in exchange for such
                                        Basket Stock, the number of shares of
                                        the New Stock received with respect to
                                        one share of the Basket Stock multiplied by the Exchange Ratio in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the "New Stock Exchange Ratio"), as adjusted to such Basket Valuation Date (taking into account any adjustments for distributions described under clause
                                        (c)(i) below); and

                                        (c) for any cash and any other property
                                        or securities other than Marketable
                                        Securities received in such
                                        Reorganization Event (the "Non-Stock
                                        Exchange Property"),

                                           (i) if the combined value of the
                                           amount of Non-Stock Exchange Property
                                           received per share of such Basket
                                           Stock, as determined by the
                                           Calculation Agent in its sole
                                           discretion on the effective date of
                                           such Reorganization Event (the
                                           "Non-Stock Exchange Property Value"),
                                           by holders of the Basket Stock is
                                           less than 25% of the Closing Price of
                                           the Basket Stock on the Trading Day
                                           immediately prior to the effective
                                           date of the Reorganization Event, a
                                           number of shares of the Basket Stock,
                                           if applicable, and of any New Stock
                                           received in connection with such
                                           Reorganization Event, if applicable,
                                           in proportion to the relative Closing
                                           Prices of the Basket Stock and any
                                           such New Stock, and with an aggregate
                                           value equal to the Non-Stock Exchange
                                           Property Value multiplied by the
                                           Exchange Ratio in effect for such
                                           Basket Stock on the Trading Day
                                           immediately prior to the effective
                                           date of the Reorganization Event ,
                                           based on such Closing Prices, in
                                           each case as determined by the
                                           Calculation Agent in its sole
                                           discretion on the effective date of
                                           such Reorganization Event; and the
                                           number of such shares of the Basket
                                           Stock or any New Stock determined in
                                           accordance with this clause (c)(i)
                                           will be added at the time of such
                                           adjustment to the Exchange Ratio in
                                           subparagraph (a) above and/or the New
                                           Stock Exchange Ratio in subparagraph
                                           (b) above, as applicable, or

                                           (ii) if the Non-Stock Exchange
                                           Property Value is equal to or exceeds
                                           25% of the Closing Price of such
                                           Basket Stock on the Trading Day
                                           immediately prior to the effective
                                           date of the Reorganization Event or,
                                           if the Basket Stock is surrendered
                                           exclusively for Non-Stock Exchange
                                           Property (in each case, a "Reference
                                           Basket Event"), an initially
                                           equal-dollar weighted basket of three
                                           Reference Basket Stocks (as defined
                                           below) with an aggregate value on the
                                           effective date of such Reorganization
                                           Event equal to the Non-Stock Exchange
                                           Property Value multiplied by the
                                           Exchange Ratio in effect for such
                                           Basket Stock on the Trading Day
                                           immediately prior to the effective
                                           date of the Reorganization Event. The
                                           "Reference Basket Stocks" will be the
                                           three stocks with the largest market
                                           capitalization among the stocks that
                                           then comprise the S&P 500 Index (or,
                                           if publication of such index is
                                           discontinued, any successor or
                                           substitute index selected by the
                                           Calculation Agent in its sole
                                           discretion) with the same primary
                                           Standard Industrial Classification
                                           Code ("SIC Code") as the issuer of
                                           such Basket Stock; provided, however,
                                           that a Reference Basket Stock will
                                           not include any stock that is subject
                                           to a trading restriction under the
                                           trading restriction policies of
                                           Morgan Stanley or any of its
                                           affiliates that would materially
                                           limit the ability of Morgan Stanley
                                           or any of its affiliates to hedge the
                                           Notes with respect to such stock (a
                                           "Hedging Restriction"); provided
                                           further that, if three Reference
                                           Basket Stocks cannot be identified
                                           from the S&P 500 Index by primary SIC
                                           Code for which a Hedging Restriction
                                           does not exist, the remaining
                                           Reference Basket Stock(s) will be
                                           selected by the Calculation Agent
                                           from the largest market
                                           capitalization stock(s) within the
                                           same Division and Major Group
                                           classification (as defined by the
                                           Office of Management and Budget) as
                                           the primary SIC Code as the issuer of
                                           such Basket Stock. Each Reference
                                           Basket Stock will be assigned a
                                           Reference Basket Stock Exchange Ratio
                                           equal to the number of shares of such
                                           Reference Basket Stock with a Closing
                                           Price on the effective date of such
                                           Reorganization Event equal to the
                                           product of (a) the Non-Stock Exchange
                                           Property Value, (b) the Exchange
                                           Ratio in effect for such Basket Stock
                                           on the Trading Day immediately prior
                                           to the effective date of such
                                           Reorganization Event and (c)
                                           0.3333333.

                                     Following the allocation of any
                                     Extraordinary Dividend to Reference Basket
                                     Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Basket Value on any Basket Valuation Date determined by the Calculation Agent will be an amount equal to:

                                           (x) if applicable, the Closing Price
                                           of each Basket Stock times the
                                           Exchange Ratio then in effect for
                                           such Basket Stock; and

                                           (y) if applicable, for each New
                                           Stock, the Closing Price of such New
                                           Stock times the New Stock Exchange
                                           Ratio then in effect for such New
                                           Stock; and

                                           (z) if applicable, for each Reference
                                           Basket Stock, the Closing Price of
                                           such Reference Basket Stock times the
                                           Reference Basket Stock Exchange Ratio
                                           then in effect for such Reference
                                           Basket Stock.

                                     For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                     Following the occurrence of any
                                     Reorganization Event referred to in
                                     paragraphs 4 or 5 above, (i) references to "Basket Stock" under "--Closing Price" and "--Market Disruption Event" shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to "Basket Stock" shall be deemed to refer to, applicable, any New Stock or Reference Basket Stock and references to a "share" or "shares" of a Basket Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock Exchange Ratio(s) or Reference Basket Stock Exchange Ratios resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                     If a Reference Basket Event occurs, we
                                     shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its

                                     New York office, on which notice the
                                     Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

                                     If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Stock.

                                     No adjustment to any Exchange Ratio for any Basket Stock (including for this purpose, any New Stock Exchange Ratio or Reference Basket Stock Exchange Ratio) will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio of such Basket Stock then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Exchange Ratios will be made up to and including the final scheduled Basket Valuation Date.

                                     No adjustments to the Exchange Ratio for any Basket Stock or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.

                                     The Calculation Agent shall be solely
                                     responsible for the determination and
                                     calculation of any adjustments to any
                                     Exchange Ratio for a Basket Stock, any New
                                     Stock Exchange Ratio or Reference Basket
                                     Stock Exchange Ratio or method of
                                     calculating the Non-Stock Exchange Property
                                     Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                     The Calculation Agent will provide
                                     information as to any adjustments to any Exchange Ratio, or to the method of calculating the Basket Value on any Basket Valuation Date made pursuant to paragraph 5 above, upon written request by any investor in the PLUS.

Basket Stocks; Public
  Information.....................   All the issuers of Basket Stocks are
                                     registered under the Exchange Act.
                                     Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the "Commission").
                                     Information provided to or
                                     filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W.,
                                     Washington, D.C. 20549, and copies of such material can be obtained from the Public
                                     Reference Section of the Commission, 450
                                     Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                     Merck & Co., Inc. is a research-driven
                                     pharmaceutical company that discovers,
                                     develops, manufactures and markets a broad range of innovative products to improve human and animal health. Its Commission file number is 1-3305.

                                     Pfizer Inc. is a research-based
                                     pharmaceutical company that discovers,
                                     develops, manufactures and markets
                                     prescription medicines for humans and
                                     animals and consumer healthcare products.
                                     Its Commission file number is 1-3619.

                                     This pricing supplement relates only to the PLUS offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described in the preceding paragraphs. In connection with the offering of the PLUS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the PLUS. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the initial Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the payout you receive on the PLUS.

                                     Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

                                     We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks. The statements in the preceding two sentences are not intended to affect the rights of the investors in the PLUS under the securities laws. As a prospective purchaser of PLUS, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information.............  The following tables set forth the published high and low Closing Prices for each Basket Stock during 2002, 2003, 2004 and during 2005 through February 23, 2005. We obtained the information in the tables below from Bloomberg Financial Markets, and we believe such information to be accurate.

                                     The historical prices of the Basket Stocks should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Dates. The Basket Value may be lower on the Basket Valuation Dates than on the date of this pricing supplement so that you will receive less than the $10 principal amount of the PLUS at maturity. We cannot give you any assurance that the Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of PLUS. Nor can we give you any assurance that the Final Average Basket Value will not increase beyond 115% to 118% of the Initial Basket Value, in which case you will only receive the Maximum Payment at Maturity. Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of principal.

                                     If the Final Average Basket Value is less than the Initial Basket Value, you will lose money on your investment.



                                   Merck & Co., Inc.   High    Low    Dividends
                                 -------------------  ------  ------  ---------
                                 (CUSIP 589331107)
                                 2002
                                 First Quarter......  $60.92  $53.91   $0.35
                                 Second Quarter.....   55.08   46.42    0.35
                                 Third Quarter......   50.92   36.96    0.35
                                 Fourth Quarter.....   57.08   41.77    0.36

                                 2003
                                 First Quarter .....  $56.67  $48.05   $0.36
                                 Second Quarter.....   59.85   51.83    0.36
                                 Third Quarter......   58.58   49.72    0.36
                                 Fourth Quarter.....   51.16   40.60    0.37
                                 2004
                                 First Quarter......  $49.08  $43.01   $0.37
                                 Second Quarter.....   48.37   44.58    0.37
                                 Third Quarter......   47.05   33.00    0.37
                                 Fourth Quarter.....   34.23   26.00    0.38
                                 2005
                                 First Quarter
                                 (through February
                                 23, 2005).........   $32.61  $27.83   $0.38

                                     Historical prices with respect to the
                                     common stock of Merck & Co., Inc. ("Merck
                                     Stock") have been adjusted for a dividend of .1206 shares of common stock of Medco Health Solutions, Inc. ("Medco Health") per share of Merck Stock, which was paid in connection with the spin-off of Medco Health in the third quarter of 2003.


                                       Pfizer Inc.     High    Low    Dividends
                                 -------------------  ------  ------  ---------

                                 2002
                                 First Quarter......  $42.15  $39.40    $0.13
                                 Second Quarter.....   40.11   33.43     0.13
                                 Third Quarter......   34.92   25.92     0.13
                                 Fourth Quarter.....   33.87   28.30     0.13
                                 2003
                                 First Quarter .....  $32.00  $28.56    $0.15
                                 Second Quarter.....   36.18   30.37     0.15
                                 Third Quarter......   34.65   29.55     0.15
                                 Fourth Quarter.....   35.33   30.56     0.15
                                 2004
                                 First Quarter......  $38.85  $33.70    $0.17
                                 Second Quarter.....   37.62   33.82     0.17
                                 Third Quarter......   34.16   29.62     0.17
                                 Fourth Quarter.....   31.30   24.29     0.17
                                 2005
                                 First Quarter
                                 (through February
                                 23, 2005)..........  $26.80  $23.86       --


                                     We make no representation as to the amount of dividends, if any, that the issuers of the Basket Stocks will pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Historical Graph...................  The following graph shows the historical daily values for a basket composed of the Basket Stocks, assuming that the Exchange Ratios had been determined so that each Basket Stock would represent its proportionate value of the Basket Value of $10 on February 23, 2005. The graph covers the period from January 1, 2002 through February 23, 2005. Because the actual Exchange Ratios for the Basket Stocks for the PLUS will be set on the day we first price the PLUS to the public, they will be different than the Exchange Ratios used in this illustration. As a result, the historical performance of the Basket will be different from the Basket Values represented in the graph below. In any event, the historical performance of the Basket cannot be taken as an indication of its future performance.


                                [GRAPH OMITTED]


Use of Proceeds and Hedging........  The net proceeds we receive from the sale of the PLUS will be used for general
                                     corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the PLUS. The original issue price of the PLUS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                     On or prior to the day we price the PLUS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the PLUS by taking positions in the Basket Stocks, in futures or options contracts on the Basket Stocks or on the pharmaceutical industry that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the prices of the Basket Stocks, and, therefore, increase the prices at which the Basket Stocks must close on the Basket Valuation Dates before you would receive at maturity a payment that exceeds the principal amount of the PLUS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the PLUS by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks or on the pharmaceutical industry that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Basket Valuation Dates. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution...............  Under the terms and subject to conditions contained in the U.S. distribution
                                     agreement referred to in the prospectus
                                     supplement under "Plan of Distribution,"
                                     the Agent, acting as principal for its own
                                     account, has agreed to purchase, and we
                                     have agreed to sell, the principal amount
                                     of PLUS set forth on the cover of this
                                     pricing supplement. The Agent proposes
                                     initially to offer the PLUS directly to the
                                     public at the public offering price set
                                     forth on the cover page of this pricing
                                     supplement. The Agent may allow a
                                     concession not in excess of $          per
                                     PLUS to other dealers, which may include
                                     Morgan Stanley & Co. International Limited and Bank Morgan Stanley AG. We expect to deliver the PLUS against payment therefor in New York, New York on , 2005. After the initial offering of the PLUS, the Agent may vary the offering price and other selling terms from time to time.

                                     In order to facilitate the offering of the PLUS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the PLUS. Specifically, the Agent may sell more PLUS than it is obligated to purchase in connection with the offering, creating a naked short position in the PLUS, for its own account. The Agent must close out any naked short position by purchasing the PLUS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the PLUS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, PLUS or its component stocks in the open market to stabilize the price of the PLUS. Any of these activities may raise or maintain the market price of the PLUS above independent market levels or prevent or retard a decline in the market price of the PLUS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of PLUS. See "--Use of Proceeds and Hedging" above.

                                     General

                                     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                     The Agent has represented and agreed, and each dealer through which we may offer the PLUS has represented and agreed, that it
                                     (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the PLUS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the PLUS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the PLUS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                     Brazil

                                     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissno de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                     Chile

                                     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                     Hong Kong

                                     The PLUS may not be offered or sold in Hong
                                     Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                     Mexico

                                     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                     Singapore

                                     This pricing supplement and the
                                     accompanying prospectus supplement and
                                     prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

ERISA Matters for Pension Plans
and Insurance Companies............  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                     In addition, we and certain of our
                                     subsidiaries and affiliates, including MS &
                                     Co. and Morgan Stanley DW Inc. (formerly
                                     Dean Witter Reynolds Inc.) ("MSDWI"), may be each considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal

                                     Revenue Code of 1986, as amended (the
                                     "Code"), with respect to many Plans, as
                                     well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the PLUS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the PLUS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                     The U.S. Department of Labor has issued
                                     five prohibited transaction class
                                     exemptions ("PTCEs") that may provide
                                     exemptive relief for direct or indirect
                                     prohibited transactions resulting from the purchase or holding of the PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                     Because we may be considered a party in
                                     interest with respect to many Plans, the PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan, or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of Section 406 of ERISA of
                                     Section 4975 of the Code or (b) its
                                     purchase, holding and disposition are
                                     eligible for exemptive relief or such
                                     purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                     Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the PLUS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                     Purchasers of the PLUS have exclusive
                                     responsibility for ensuring that their
                                     purchase, holding and disposition of the PLUS do not violate the prohibited transaction rules of ERISA or the Code or similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation...........................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                     special tax counsel ("Tax Counsel"), and is a general discussion of the principal potential U.S. federal income tax consequences to initial investors in the PLUS that (i) purchase the PLUS at their Issue Price and (ii) will hold the PLUS as capital assets within the meaning of
                                     Section 1221 of the Code. This summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular investor in light of the investor's individual circumstances or to investors subject to special treatment under the U.S. federal income tax laws, such as:

                                     o  certain financial institutions;

                                     o  tax-exempt organizations;

                                     o  dealers and certain traders in
                                        securities or foreign currencies;

                                     o  investors holding a PLUS as part of a
                                        hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction;

                                     o  U.S. Holders, as defined below, whose
                                        functional currency is not the U.S.
                                        dollar;

                                     o  partnerships;

                                     o  nonresident alien individuals who have
                                        lost their United States citizenship or
                                        who have ceased to be taxed as United
                                        States resident aliens;

                                     o  corporations that are treated as
                                        controlled foreign corporations or
                                        passive foreign investment companies;

                                     o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                     o Non-U.S. Holders for whom income or gain in respect of the PLUS is effectively connected with a trade or business in the United States;

                                     o  Non-U.S. Holders who are individuals
                                        having a "tax home" (as defined in
                                        Section 911(d)(3) of the Code) in the
                                        United States; and

                                     o  Non-U.S. Holders that hold, or will
                                        hold, actually or constructively, more
                                        than 5% of the PLUS or more than 5% of
                                        any Basket Stock.

                                     As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

                                     If you are considering purchasing the PLUS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under any state, local or foreign taxing jurisdiction.

                                     General

                                     Pursuant to the terms of the PLUS, we and every investor in the PLUS agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a PLUS for all tax purposes as a single financial contract with respect to the Basket that (i) requires the investor to pay us at inception an amount equal to the purchase price of the PLUS and (ii) entitles the investor to receive at maturity an amount in cash based upon the performance of the Basket. The characterization of the PLUS described above is not, however, binding on the IRS or the courts. No statutory, judicial or administrative authority directly addresses the characterization of the PLUS (or of similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities that directly address the PLUS (or similar instruments), Tax Counsel is unable to render an opinion as to their proper characterization for U.S. federal income tax purposes. Significant aspects of the U.S. federal income tax consequences of an investment in the PLUS are uncertain, and no assurance can be given that the IRS or the courts will agree with the characterization and tax treatment described herein. Accordingly, you are urged to consult your own tax advisor regarding the U.S. federal income tax consequences of an investment in the PLUS (including possible alternative characterizations of the PLUS) and regarding any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussion is based on the characterization described above.

                                     U.S. Holders

                                     As used herein, the term "U.S. Holder"
                                     means a beneficial owner of a PLUS that for U.S. federal income tax purposes is:

                                     o  a citizen or resident of the United
                                        States;

                                     o  a corporation, or other entity taxable
                                        as a corporation, created or organized
                                        under the laws of the United States or
                                        any political subdivision thereof; or

                                     o  an estate or trust the income of which
                                        is subject to United States federal
                                        income taxation regardless of its
                                        source.

                                     Tax Treatment of the PLUS

                                     Tax basis. A U.S. Holder's tax basis in the PLUS will equal the amount paid by the U.S. Holder to acquire the PLUS.

                                     Settlement of the PLUS at maturity. Upon receipt of cash at maturity, a U.S. Holder generally will recognize long-term capital gain or loss equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the PLUS.

                                     Sale or exchange of the PLUS. Upon a sale or exchange of the PLUS prior to their maturity, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. Holder's tax basis in the PLUS sold or exchanged. This gain or loss will generally be long-term capital gain or loss if the U.S. Holder held the PLUS for more than one year at the time of disposition.

                                     Possible Alternative Tax Treatments of an
                                     Investment in the PLUS

                                     Due to the absence of authorities that
                                     directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the "Contingent Payment Regulations").

                                     If the IRS were successful in asserting
                                     that the Contingent Payment Regulations
                                     applied to the PLUS, the timing and
                                     character of income thereon would be
                                     significantly affected. Among other things, a U.S. Holder would be required to accrue original issue discount on the PLUS every year at a "comparable yield" determined at the time of their issuance. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder's prior accruals of original issue discount, and as capital loss thereafter.

                                     Even if the Contingent Payment Regulations do not apply to the PLUS, other alternative federal income tax characterizations of the PLUS are possible which, if applied, could also affect the timing and the character of the income or loss with respect to the PLUS. It is possible, for example, that a PLUS could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis. Accordingly, prospective investors are urged to consult their own tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS.

                                     Backup Withholding and Information
                                     Reporting

                                     A U.S. Holder of the PLUS may be subject to backup withholding in respect of amounts paid to the U.S. Holder, unless the U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided the required information is furnished to the IRS. In addition, a U.S. Holder of the PLUS may also be subject to information reporting requirements, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

                                     Non-U.S. Holders

                                     The discussion under this heading applies to you only if you are a "Non-U.S. Holder." A Non-U.S. Holder is a beneficial owner of a PLUS that for U.S. federal income tax purposes is:

                                     o  a nonresident alien individual;
                                     o  a foreign corporation; or
                                     o  a foreign trust or estate.

                                     Tax Treatment upon Maturity, Sale, Exchange or Disposition of a PLUS. A Non-U.S. Holder of the PLUS will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder, provided that all Basket Stocks continue to be regularly traded on an established securities market, as defined in the applicable Treasury regulations, except that gain from the sale or exchange of the PLUS or their settlement at maturity may be subject to U.S. federal income tax if such Non-U.S. Holder is a non-resident alien individual and is present in the United States for 183 days or more during the taxable year of the sale or exchange (or settlement at maturity) and certain other conditions are satisfied.

                                     If all or any portion of a PLUS were
                                     recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that the IRS Form W-8BEN certification requirements described below under "-Information Reporting and Backup Withholding" were satisfied and such Non-U.S. Holder did not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and was not a bank receiving interest described in Section 881(c)(3)(A) of the Code.

                                     Estate Tax. If a Non-U.S. Holder is an
                                     individual who will be subject to U.S.
                                     federal estate tax only with respect to
                                     U.S. situs property (generally an
                                     individual who at death is neither a
                                     citizen nor a domiciliary of the United
                                     States) or an entity the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), the Non-U.S. Holder should note that, absent an applicable treaty benefit, a PLUS may be treated as U.S. situs property for U.S. federal estate tax purposes. Such Non-U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the PLUS.

                                     Information Reporting and Backup
                                     Withholding. Information returns may be
                                     filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. A Non-U.S. Holder will be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certain certification procedures establishing that it is not a U.S. person for U.S. federal income tax purposes (e.g., by providing a completed IRS Form W-8BEN certifying, under penalties of perjury, that such Non-U.S. Holder is not a U.S. person) or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.